Exhibit 23(j)(i)


                      CONSENT OF INDEPENDENT AUDITORS


 We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated August 13, 1999, in this Registration Statement (File number 333-81209 and 811-09397) of The Gabelli Utilities Fund.


                               ERNST & YOUNG LLP

 New York, New York
 August 13, 1999